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                                                                   EXHIBIT 10.28

                               MOVADO GROUP, INC.

                              ENDORSEMENT AGREEMENT

            WHEREAS, Movado Group, Inc. (the "Company") and the Trustees of the Grinberg Family Trust (the "Trust") entered into a Policy Collateral Assignment And Split Dollar Agreement, dated as of December 5, 1995 (the "Split Dollar Agreement"); and

            WHEREAS, pursuant to the Split Dollar Agreement, life insurance protection is provided to the beneficiaries of the Trust, upon the of the death of the survivor of Gedalio Grinberg ("Executive") and Sonia Grinberg (Executive and Sonia Grinberg are collectively referred to as the "Insureds") under a life insurance policy issued to the Trust by the New York Life Insurance Company, Policy No. 45660373 (hereinafter referred to as the "Policy"); and

            WHEREAS, pursuant to the Split Dollar Agreement, the Policy is owned by the Trust and collaterally assigned by it to the Company in order to secure the repayment of the amounts due to the Company in respect of the Company's loans to the Trust which have been used by the Trust to pay the premiums on the Policy (such loans totaling $5,186,860 on the date hereof and being represented by a Demand Note, dated December 5, 1995, between the Company and the Trust (the "Demand Note")); and

            WHEREAS, Section XIII of the Split Dollar Agreement provides that it may be amended at any time and from time to time by a written instrument by the parties thereto; and

            WHEREAS, Section 402 of the Sarbanes-Oxley Act of the 2002 (the "Act") prohibits certain public companies (including the Company) from directly or indirectly making or arranging for an extension of credit in the form of a personal loan to its executive officers on or after July 30, 2002; and

            WHEREAS, Executive and a Trustee and a beneficiary of the Trust are executive officers of the Company; and

            WHEREAS, counsel to the Company has advised the Company that the collateral assignment split-dollar life insurance arrangement reflected in the Split Dollar Agreement may violate the aforementioned prohibition on personal loans to executive officers set forth in Section 402 of the Act, in respect of loans made to the Trust on or after July 30, 2002, although there exists no authority on point and reasonable arguments may be made to the contrary; and

            WHEREAS, in order to best ensure that the Company does not violate the aforementioned prohibition on personal loans to executive officers set forth in Section 402 of the Act, the parties hereto wish to (i) amend and restate the Split Dollar Agreement, (ii) rename the amended and restated Split Dollar Agreement the "Movado Group, Inc. Endorsement Agreement" (hereinafter referred to as the "Endorsement Agreement" or the "Agreement"), and (iii) transfer the Policy to the Company in partial repayment of the outstanding $5,186,860 principal balance of the Demand Note, with such repayment being in an amount equal to the cash
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surrender value of the Policy on the date hereof ($4,595,591), and with the remaining principal balance of the Demand Note ($591,269) continuing to be subject to the terms and conditions of the Demand Note.

            NOW, THEREFORE, in consideration for the mutual promises contained herein, the parties hereto agree to amend and restate the Split Dollar Agreement in its entirety as follows:

            1. Transfer of Policy; Partial Repayment of Demand Note. The Trustees of the Trust hereby agree to promptly execute any and all documents required by the New York Life Insurance Company (the "Insurer") and the Company to transfer ownership of the Policy from the Trust to the Company in exchange for the Company's agreement to promptly execute any and all documents required to reflect the partial repayment of the outstanding principal balance of the Demand Note, as described in the recitals above.

            2. Ownership of Policy. Except as otherwise provided in this Agreement, the Company shall be the sole and exclusive owner of the Policy.

            3. Surrender, Withdrawals, Loans; Etc. Other than as specifically allowed herein, the Company shall not borrow from, hypothecate, withdraw cash value from, surrender in whole or in part, cancel, or in any other manner encumber the Policy without the prior written consent of the Trustees of the Trust. Unless the Company and the Trustees of the Trust otherwise agree, in the event there is a complete or partial surrender or cancellation of the Policy, the proceeds payable as a result of the surrender, cancellation, withdrawal or loan shall be paid to the Company in an amount equal to the aggregate premiums paid under the Policy since inception, and any remaining proceeds shall be payable to the Trust.

            4. Investment of Cash Values. If the Policy provides the policy owner with a choice of investment funds for the Policy cash values, the Company shall select the funds in which to invest such cash values.

            5. Payment of Premiums. Subject to the terms of this Agreement, the Company agrees to pay premiums on the Policy as provided under the Policy. In the event this Agreement is terminated in accordance with terms of Section 11, the Company shall not be liable for any premiums owed on the Policy after the date of termination.

            6. Payment of Death Benefits. Upon the death of the survivor of the Insureds, the death benefit under the Policy (including any interest payable under the Policy in respect of such death benefit for the period from the date of death of such survivor until the payment of the death benefit) shall be divided as follows:

                  (a) The Company shall be entitled to receive an amount equal to the aggregate premiums paid under the Policy since inception less the amount of the then outstanding principal balance of the Demand Note (the "Company Death Benefit"). (If the Policy provides for a death benefit equal to the sum of the face amount of the Policy and any cash account or accumulation value, the
Company Death Benefit shall first be paid from the cash account or accumulation value portion of the death benefit.)
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                  (b) The Trust shall be entitled to receive the excess, if any, of the Policy's death benefit over the Company Death Benefit.

                  (c) If any interest is payable under the Policy in respect of the death benefit for the period from the date of death of such survivor until the payment of the death benefit, the Company and the Trust shall share in such interest in proportion that their respective share of such death benefit (as determined under Section 6(a) and (b) hereof) bears to the total death benefit, excluding any interest thereon.

            7. Company Default. In the event of a "Company Default" (as defined below), the Trust shall have the right to require the Company to cure the Company Default by notifying the Company in writing within sixty (60) days after its receipt of notice of a Company Default, or if later, within thirty (30) days after a Trustee becomes aware of the Company Default. If the Company fails to cure the Company Default within sixty (60) days after being notified by the Trust of the Company Default, the Trust shall have the right to require the Company to transfer its interest in the Policy to the Trust. The Trust may exercise this right by notifying the Company, in writing, within sixty (60) days after the Company Default occurs. Upon receipt of such notice, the Company shall immediately transfer ownership of the Policy to the Trust and the Company shall thereafter have no rights with respect to the Policy. The Trust's failure to exercise its rights under this Section 7 shall not be deemed to release the Company from any of its obligations under this Agreement, and shall not preclude the Trust from seeking other remedies with respect to the Company Default. For purposes of this Agreement, a "Company Default" shall be deemed to have occurred with respect to the Policy if the Company fails to pay a premium on the Policy as required under the terms of this Agreement within sixty (60) days after the due date for such premium, or if the Company processes or attempts to process a policy loan, or a complete or partial surrender, or a cash value withdrawal without prior written approval from the Trustees of the Trust. The Company shall notify the Trustees of the Trust within five (5) business days of any event which constitutes a Company Default.

            8. Notice. All notices hereunder shall be in writing and sent by certified mail with postage prepaid. Any notice to the Company shall be addressed to the attention of the General Counsel, with a copy to the Chief Executive Officer, at the principal office of the Company at 650 From Road; Paramus, New Jersey 07652. Any notice to the Trustees of the Trust shall be addressed to the Trustees of the Trust, 115 Central Park West, Apt. 4D, New York, New York 10023, with a copy to Andrew W. Regan, Esq. c/o Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Any party may change his or its address by giving written notice of such change to the other party pursuant to this Section 8.

            9. Entire Agreement. This Agreement is the entire agreement between the Company and the Trust with respect to the subject matter hereof and contains all of the agreements, whether written, oral, express or implied, between the Company and the Trust and supersedes any other agreement by and between the Company and the Trust except to the extent specifically set forth herein.

            10. Amendment. The Company may amend or modify this Agreement at any time, but any such amendment or modification that would adversely affect the rights of the Trust
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under this Agreement shall not be effective without the prior written consent of the Trustees of the Trust.

            11. Termination. Notwithstanding any provisions of this Agreement to the contrary, this Agreement shall terminate upon the Trust's payment to the Company of the sum of the aggregate amount of the premiums paid under the Policy since inception (which amount includes the outstanding principal balance of the Demand Note). In the event this Agreement is terminated in accordance with this
Section 11, the Company shall transfer the Policy to the Trust as soon as is administratively practicable. Payment of the foregoing amounts by the Trust to the Company will be full repayment of the Demand Note.

            12. Governing Law. Except to the extent preempted by Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules governing conflicts of laws, or the rules of any other jurisdiction which would cause the laws of any jurisdiction other than the State of New York to apply. If this Agreement is determined to be subject to ERISA, it is intended to be exempt from the reporting and disclosure provisions of ERISA pursuant to Section 104(a)(3) of ERISA and Department of Labor Regulation Section 2520.104-24.

            13. Administration. If this Agreement is determined to be subject to ERISA, it shall be administered by the Company, or its designee (the "Plan Administrator"), which shall be the "named fiduciary" of this Agreement for purposes of ERISA. The Plan Administrator shall have the authority to make, amend, interpret, and enforce all rules and regulations for the administration of this Agreement and decide or resolve any and all questions, including interpretations of the Agreement, as may arise in connection with this Agreement. In the administration of this Agreement, the Plan Administrator from time to time may employ agents and delegate to them or to others (including executives of the Company) such administrative duties as it sees fit. The Plan Administrator from time to time may consult with counsel, who may be counsel to the Company. The decision or action of the Plan Administrator (or its designee) with respect to any question arising out of or in connection with the administration, interpretation and application of this Agreement shall be final and conclusive and binding upon all persons having any interest in this Agreement. The Company shall indemnify and hold harmless the Plan Administrator and any Company employee to whom administrative duties under this Agreement are delegated, against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Agreement, except in the case of gross negligence or willful misconduct by the Plan Administrator or any such employee.

            14. Claims Procedures. If this Agreement is subject to ERISA, any controversy or claim arising out of or relating to this Agreement shall be filed with the Plan Administrator or its designee which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 8 hereof. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Agreement shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. This notice of denial of benefits will be provided within ninety (90) days of the Plan Administrator's receipt of the claim for benefits. If the Plan
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Administrator fails to notify the claimant of its decision regarding the claim, the claim shall be considered denied, and the claimant then shall be permitted to proceed with an appeal as provided for in this Section 14.

            A claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his or her claim by filing a written statement of his or her position with the Plan Administrator no later than sixty
(60) days after receipt of the written notification of such denial. The Plan Administrator shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent provisions of the Agreement on which the decision is based.

            Following the review of any additional information submitted by the claimant, either through the hearing process or otherwise, the Plan Administrator shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Plan Administrator shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

            15. Successors. The terms and conditions of this Agreement shall inure to the benefit of and bind the Company, the Trust and their respective successors, assignees and representatives.

            16. Gender. The masculine pronoun includes the feminine and the singular includes the plural where appropriate for valid construction.

            17. No Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between Executive and the Company, nor shall any provision restrict the right of the Company to discharge Executive, or to restrict the right of Executive to terminate employment with the Company.

            18. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to
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be an executed original thereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 4th day of April, 2003.

                                              MOVADO GROUP, INC.



                                              By: /s/ Timothy F. Michno
                                                  ------------------------------
                                              Name: Timothy F. Michno
                                              Title:  General Counsel

THE GRINBERG FAMILY TRUST

By:  /s/ Efraim Grinberg
    ------------------------------------
    Efraim Grinberg, Trustee

By: /s/ Miriam G. Phalen
    ------------------------------------
    Miriam G. Phalen, Trustee

By: /s/ Alexander Grinberg
    ------------------------------------
    Alexander Grinberg, Trustee